UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

Dana Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 28, 2011, Dana Holding Corporation (“Dana”) filed a Current Report on Form 8-K reporting it had entered into agreements to divest its equity interests in GETRAG Corporation and GETRAG All Wheel Drive AB for U.S. $136 million in cash. On September 30, 2011, the transaction closed. The divestitures were effected pursuant to the terms of a (i) Purchase Agreement by and between Dana Limited and GETRAG Getriebe- und Zahnradfabrik Hermann Hagenmeyer GmbH & Cie KG dated July 21, 2011 and a (ii) Purchase Agreement by and between Dana Limited, T. Hagenmeyer Industriebeteiligungsgesellschaft mbH and GETRAG Getriebe- und Zahnradfabrik Hermann Hagenmeyer GmbH & Cie KG dated July 21, 2011 (collectively, the “Agreements”).

A copy of the press release announcing the completion of the transaction is attached as Exhibit 99.1 hereto and incorporated by reference.

The foregoing descriptions of the Agreements do not purport to be complete and are qualified in their entirety by reference to the Agreements, copies of which are filed as Exhibit 2.1 and Exhibit 2.2 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information

Unaudited pro forma financial information relating to Dana’s divestiture of its 49% interest in GETRAG Corporation and 25% effective interest in GETRAG All Wheel Drive AB is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d) Exhibits. The following item is filed with this report.

Exhibit No.	Description

2.1	Purchase Agreement by and between Dana Limited and GETRAG Getriebe- und Zahnradfabrik Hermann Hagenmeyer GmbH & Cie KG dated July 21, 2011.

2.2	Purchase Agreement by and between Dana Limited and T. Hagenmeyer Industriebeteiligungsgesellschaft mbH and GETRAG Getriebe- und Zahnradfabrik Hermann Hagenmeyer GmbH & Cie KG dated July 21, 2011.

99.1	Press Release dated September 30, 2011

99.2	Unaudited Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION

Date: October 5, 2011	By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Purchase Agreement by and between Dana Limited and GETRAG Getriebe- und Zahnradfabrik Hermann Hagenmeyer GmbH & Cie KG dated July 21, 2011.

2.2	Purchase Agreement by and between Dana Limited and T. Hagenmeyer Industriebeteiligungsgesellschaft mbH and GETRAG Getriebe- und Zahnradfabrik Hermann Hagenmeyer GmbH & Cie KG dated July 21, 2011.

99.1	Press Release dated September 30, 2011

99.2	Unaudited Pro Forma Financial Information.

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